                                                                       EXHIBIT 4



                              [SECURITY FIRST LOGO]
                                 LIFE INSURANCE
                                     COMPANY

     ANNUITY CONTRACT

This is a flexible payment variable annuity contract providing variable and fixed annuity income benefits. This contract describes the rights and benefits of the owner.

Security First Life Insurance Company ("Company") has received a purchase payment made for the owner. The Company will make a series of monthly payments to the person named as the annuitant, starting on the annuity date. These annuity payments, will be made while the annuitant is alive, but not for less than 120 months. A different form of annuity option or optional annuity date may be selected by the owner. The amount of the monthly payments will be determined in the manner set forth in this contract.

If the annuitant or owner dies before payments start, a settlement on death will be made in accordance with the Settlement on Death provision.

10-DAY RIGHT to EXAMINE THIS CONTRACT

AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THIS ANNUITY CONTRACT, IT MAY BE RETURNED FOR CANCELLATION BY DELIVERING IT TO THE COMPANY AT ITS ADMINISTRATIVE OFFICE SHOWN HEREIN. SUCH DELIVERY OR MAILING OF THE CONTRACT SHALL VOID IT FROM THE BEGINNING, AND THE PARTIES SHALL BE IN THE SAME POSITION AS IF IT HAD NOT BEEN ISSUED. ALL PURCHASE PAYMENTS FOR THE CONTRACT SHALL BE REFUNDED.


                                                  /s/ RICHARD C. PEARSON
                                                  ----------------------
                                                  President


                                                       [SIG]
                                                  ----------------------
                                                  Secretary



ALL PAYMENTS AND VALUES UNDER THIS CONTRACT WHICH ARE BASED ON INVESTMENT IN THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


THIS POLICY IS A LEGAL CONTRACT BETWEEN THE POLICYOWNER AND THE INSURER. PLEASE READ THIS POLICY CAREFULLY.


                                                  FLEXIBLE PAYMENT DEFERRED
                                                  ANNUITY PROVIDING FIXED AND
                                                  VARIABLE BENEFITS 10 YEAR
                                                  CERTAIN LIFE ANNUITY STARTING
                                                  ON THE ANNUITY DATE
                                                  NON-PARTICIPATING NO DIVIDENDS



SF-135-R2V

                                TABLE OF CONTENTS

ARTICLE                                                                      PAGE
       Contract Specifications                                                 3
1.     Description of Certain Terms Used in This Certificate                   4
2.     General Terms                                                           5
3.     Owner's Account                                                         5
4      Rights of Owner                                                         7
5.     Settlement                                                              8
6.     Settlement on Death                                                     8
7      Annuity Income                                                         10
8.     Method of Calculating Annuity Income Payments                          10
9.     Annuity Purchase Rates                                                 13

                               ALPHABETICAL GUIDE
SECTION

3.08   Account value                                                           6
3.05   Accumulation Units                                                      6
3.10   Administration Fee                                                      6
7.02   Alternate Annuity Income Rates                                         10
7.03   Alternate Assumed Investment Returns                                   10
7.01   Annuity income Options                                                 10
4.03   Cash Surrender                                                          7
3.09   Cash Value                                                              6
2.03   Change of Contract                                                      5
       Communications                                                          3
4.06   Conversion Between Series                                               8
3.04   Crediting Accumulation Units                                            6
2.04   Data Provided to the Company                                            5
4.05   Deferral of Payment                                                     7
3.02   Description of owner's Account                                          5
4.02   Designation of Beneficiary                                              7
8.01   Determination of Monthly Guaranteed. Minimum Fixed Dollar
       Annuity Payments                                                       10
8.02   Determination of Monthly Variable Annuity Payments For
       the First Year                                                         11
8.04   Determination of Monthly Variable Annuity Payments
       For the Second and Subsequent Years                                    11
2.08   Incontestability                                                        5
5.04   minimum Amount to Payee                                                 8
4.07   Minimum Benefits                                                        8
2.05   Misstatement of Age or Sex                                              5
2.02   Non-Participating                                                       5
5.02   Normal Form of Settlement                                               8
8.03   Number of Annuity Units                                                11
5.03   Optional Annuity Date and Optional Settlement                           8
4.01   Ownership and Assignment                                                7
4.04   Partial Surrenders                                                      7
3.11   Premium Taxes                                                           7
3.01   Purchase Payments                                                       5
2.07   Reserve Basis                                                           5
8.05   Separate Account Annuity Unit Values                                   12
5.01   Settlement of Owner's Account                                           8
6.01   Settlement on Death of the Annuitant Before The Annuity Date            8
6.02   Settlement on Death of the Owner Before the Annuity Date                8
6.03   Settlement on Death of a Payee After the Annuity Date                   9
3.07   Splitting Units                                                         6
3.12   Statements of Account                                                   7
3.06   Substitution of Fund Shares                                             6
2.06   Termination of Contract                                                 5
2.01   The Contract                                                            5
3.03   The Separate Account                                                    6

               [SECURITY FIRST LIFE INSURANCE COMPANY LETTERHEAD]



CONTRACT SCHEDULE


CONTRACT OWNER(S)                                                CONTRACT NUMBER
JOHN DOE                                                                136A0000


ANNUITANT                                                          CONTRACT DATE
JOHN DOE                                                              06/01/1998


NORMAL ANNUITY DATE                                             PURCHASE PAYMENT
FEBRUARY 1, 2036                                                     $100,000.00


       ALLOCATED

         SECURITY FIRST TRUST FUNDS:
           GROWTH AND INCOME SERIES                             .0%

         FIDELITY INSURANCE PRODUCTS FUNDS (VIP & VIPII):
           MONEY MARKET PORTFOLIO                               .0%

       TOTAL SEPARATE ACCOUNT:                                  .0%



ENDORSEMENTS

THE FOLLOWING ENDORSEMENTS HAVE BEEN ATTACHED TO AND MADE A PART OF THIS CONTRACT. THEY HAVE BEEN INCLUDED FOLLOWING THE LAST PRINTED PAGE OF THE CONTRACT.

WAIVER OF SURRENDER CHARGE ENDORSEMENT       SF-1554


COMMUNICATIONS

WRITE TO THE COMPANY AT ITS ADMINISTRATIVE OFFICE AS SHOWN BELOW:

                     SECURITY FIRST LIFE INSURANCE COMPANY
                                 P.O. BOX 92193
                         LOS ANGELES, CALIFORNIA 90009
                                 (800) 284-4536





[SIG]
President

SF-135-R2VS-3
                                       3

ARTICLE 1 DESCRIPTION OF CERTAIN TERMS USED IN THIS CONTRACT

ACCUMULATION UNIT- A measuring unit used to determine the value of the owner's interest in a separate account series under this contract at any time before annuity payments commence.

ANNUITANT- The person who is to receive annuity payments.

ANNUITY- A series of income payments made to the annuitant for a defined period of time.

ANNUITY DATE- The date annuity payments begin under this contract.

ANNUITY UNIT- A measuring unit used to determine the amount of variable annuity payments base on a separate account series under this contract after such payments have commenced.

BENEFICIARY- Except as otherwise provided in Section 4.02, the person named on the application who has the right to receive settlement on the death of the owner.

CONTRACT- The legal agreement between the owner and the Company covering rights of the owner.

CONTRACT YEAR- A twelve month period starting on the date this contract is issued and on each anniversary.

FIXED ANNUITY- An annuity providing guaranteed level payments.

FUND- Any registered management investment company or series thereof (mutual fund) specified in the contract in which the assets of the separate account may be invested.

GENERAL ACCOUNT- Assets of the Company except those in the separate account or segregated asset accounts.

NORMAL ANNUITY DATE- The first day of the month coincident with or next following the anniversary of the contract date nearest the annuitant's 85th birthday, or the 10th anniversary, if later.

OWNER- The person who has submitted the completed application to the Company with a purchase payment, and to whom this contract was issued.

PAYEE- The annuitant or beneficiary receiving payment of benefits under this contract.

PURCHASE PAYMENT- Any amount received by the Company for the owner.

SEPARATE ACCOUNT- The Security First Life Separate Account A was established by the Company under the Delaware Insurance Code. The income or losses of the separate account are free from any other liabilities of the Company. The separate account is registered as a unit investment trust under the Investment Company Act of 1940.

SERIES- The accumulation unit values and annuity unit values maintained separately for each fund whose securities are owned by the separate account.

VALUATION DATE- Any business day used by the separate account to determine the value of part or all of its assets for purposes of determining accumulation and annuity unit values for the contract. Accumulation unit values will be determined each business day. There will be one valuation date in each calendar week for annuity unit values; The Company will establish the valuation date at its discretion, but until notice to the contrary is given, that date will be the last business day in a week.

VALUATION PERIOD- The time from one valuation date to the next.

VARIABLE ANNUITY- An annuity with payments that vary annually according to the net investment results of a series.


SF-135-R2V-4

ARTICLE 2 GENERAL TERMS

2.01 THE CONTRACT

The contract is this document, any endorsements and the application. Only an officer of the Company can change the contract or waive any of the Company's rights. These changes must be made in writing. Any contract terms referring to "filing" or "receipt" of documents means filing or receipt at the Company's administrative office shown on page 3.

2.02 NON-PARTICIPATING

This contract does not share in the earnings of the Company.

2.03 CHANGE OF CONTRACT

The owner and the Company may change the contract by mutual agreement at any time. Change must be made in writing. Any changes must comply with the state laws where the contract is delivered. The Company, by itself, may change only the following contract terms:

- Terms that apply to any purchase payment received by the Company as a tax-free exchange under the provisions of the Internal Revenue Code but only if such payment is received after the effective date of the change of contract.

- Terms that apply to benefits and values provided by purchase payments received after the effective date of the change of contract to the extent that such purchase payments in any contract year exceed the first year's purchase payments.

- Terms that may be necessary to make the contract conform to any federal or state law, regulation or ruling.

2.04 DATA PROVIDED TO THE COMPANY

The Company may request the owner and/or annuitant to provide data needed to administer the contract. Such data must be provided upon request. The data must be in a form satisfactory to the Company.

2.05 MISSTATEMENT OF AGE OR SEX

The age or sex of a payee may affect the amount of annuity payments made under the contract. If either is misstated, future payments under the contract will be adjusted.

2.06 TERMINATION OF CONTRACT

This contract will terminate when the Company has fulfilled all its obligations.

2.07 RESERVE BASIS

The reserve for annuity income options in the general account will be calculated by the Commissioner's Annuity Reserve Valuation Method, the 1983 Table "a" Individual Annuity Mortality Table, and an interest rate no greater than that allowed in the Standard Valuation Law of the state in which the contract is delivered. The reserve will equal or exceed the reserve required by the Standard Valuation Law.

2.08 INCONTESTABILITY

After two years from the date of issue during the lifetime of the insured, the Company cannot void this contract due to any misstatements on the application.

ARTICLE 3 OWNER'S ACCOUNT

3.01 PURCHASE PAYMENTS

A purchase payment is any amount received by the Company for the owner. The minimum initial purchase payment is $100,000, and each additional purchase payment must be at least $25,000. Each purchase payment must be allocated by the owner to the series of the separate account.

3.02 DESCRIPTION OF OWNER'S ACCOUNT

On the contract date the Company will establish the owner's account with the purchase payment shown on page 3. The owner's account consists of accumulation units in the separate account that have not been applied to an annuity income option.

3.03 THE SEPARATE ACCOUNT

The separate account was established by the Company in 1980 under Delaware law. It is registered as a unit investment trust under the Investment Company Act of 1940 (the "Act"). Its assets are invested only in shares of one or more of the funds. The separate account will vote its fund shares according to instructions received from the owners who have units in the separate account series of that fund.

Each such person will receive all reports and material of the funds in which they own accumulation or annuity units, and forms to instruct the separate account how to vote.

3.04 CREDITING ACCUMULATION UNITS

The number of accumulation units credited to any series in the separate account is determined by dividing the amounts credited, less administration fees and premium taxes deducted, if any, by the account accumulation unit value for that series on the day the Company receives or transfers the amount.

3.05 ACCUMULATION UNITS

The separate account accumulation unit value of each series was first set at $5. This value is determined each business day. It is equal to the value on the prior day multiplied by a net investment factor. The net investment factor is:

  (A) the net asset value of a fund share at the close of business plus the per share amount of any fund distributions less taxes (per share), divided by

  (B) the net asset value of a fund share at the close of the prior business day, less

  (C) the actuarial risk fee factor of .001753% for each calendar day from the prior business day to the current business day.

3.06 SUBSTITUTION OF FUND SHARES

The separate account may not change the fund shares of a series unless approved by a vote of a majority of the units entitled to vote and as provided by the Act. The separate account may buy other securities for other series or contracts, or convert units from one series or contract to another, if requested by an owner.

3.07 SPLITTING UNITS

The Company may split the value of any units in the best interest of the owners, annuitants and the Company. If split, strict equity will be preserved. Such split will have no major effect upon the benefits or provisions of this contract.

3.08 ACCOUNT VALUE

The account value is the sum of the values of the separate account accumulation units less amounts deducted for prior surrenders or applied to provide annuity income payments, or deducted for prior or current administration fees and premium taxes. The account value is the amount that can be applied to any annuity income option allowed by this contract.

3.09 CASH VALUE

Except as otherwise provided respecting the free withdrawal amount (See Section 3.10), the cash value of the owner's account equals the aggregate of the following percentages of each purchase payment or portion thereof which has not been previously surrendered or committed to an annuity income option, as increased or decreased by gains or losses earned with respect to such purchase payment and reduced by applicable administration fees and premium taxes. The percentage is determined based on the period of time (expressed in years) between the date of receipt of each purchase payment and the surrender date. The percentages are:


SF-135-R2V-6

(a) 93% for purchase payments received during the first year before the surrender;

(b) 94% for purchase payments received in the second year before the surrender;

(c) 95% for purchase payments received in the third year before the surrender;

(d) 96% for purchase payments received in the fourth year before the surrender;

(e) 97% for purchase payments received in the fifth year before the surrender;

(f) 98% for purchase payments received in the sixth year before the surrender;

(g) 99% for purchase payments received in the seventh year before the surrender;

(h)     100% for all earlier purchase payments.

3.10 FREE WITHDRAWAL AMOUNT

In regard to the first surrender in any contract year, the cash value of amounts surrendered up to 10% of the owner's account value will be determined without deduction of the percentage charges described in section 3.09 (the "free withdrawal amount"). Amounts surrendered later or in excess of this amount will be subject to such percentage charges.

3.11 ADMINISTRATION FEE

The Company will deduct from the values of the owner in the separate account a daily administration fee equal to .00% of the values of the separate account accumulation units for the prior calendar day.

3.12 PREMIUM TAXES

The Company may deduct from the owner's account any premium tax payable by it. The premium tax will be deducted from the owner's account on or after it is incurred by the Company.

3.13 STATEMENTS OF ACCOUNT

Prior to the annuity date, statements of account will be provided at least once per contract year.

ARTICLE 4 RIGHTS OF OWNER

4.01 OWNERSHIP AND ASSIGNMENT

Unless otherwise restricted, the owner may exercise the contract rights that relate to his or her annuity. The owner's contract rights are subject to the rights of any assignee or irrevocable beneficiary.

Unless otherwise restricted, the owner may assign his or her contract rights under this contract. The assignment must be in writing and received by the Company. This assignment takes effect on the date it is signed. It is subject to any action taken before the assignment is received. Any such assignment will not change a named beneficiary unless the assignment also includes such a change. The Company is not responsible for the validity of the assignment.

If the owner dies before the annuity date, settlement will be made in accordance with Article 6.

4.02 DESIGNATION OF BENEFICIARY

The owner may name and change the beneficiary. The request must be in writing and made before the owner dies. No change will take effect unless it is received. When received, the request will take effect as of the date signed, subject to payment or other action taken by the Company before it was received. An irrevocable beneficiary must agree to any such change. If there are joint owners, the surviving joint owner shall become the beneficiary upon the death of one of the owners unless otherwise designated in writing by the joint owners.

4.03 CASH SURRENDER

This contract may be surrendered for its cash value before the annuity date. Requests for surrender must be in writing and signed by the owner. The cash value will not be paid until the contract is returned.

4.04 PARTIAL SURRENDERS

Partial surrenders from the contract may be made before the annuity date. Requests for partial surrenders must be in writing and signed by the owner. No partial surrender will be allowed if it results in any series the owner's account having a value, after the surrender, of less than $500, unless the entire amount in that series is being surrendered.

The amount of a partial surrender will be deducted from the series on a first-in first-out basis by purchase payment. The amount deducted will be determined by dividing (A) the amount received by the owner with respect to each purchase payment by (B) the applicable percentage shown in Section 3.09, provided however that the percentage shall be 100% with respect to the free withdrawal amount (see Section 3.10).

4.05 DEFERRAL OF PAYMENT

Payments of full or partial surrenders from a separate account series may be suspended under the following conditions:

(a) During any period in which the New York Stock Exchange is closed (other than customary weekend or holiday closing); or

(b) When the Securities and Exchange Commission determines that trading on such exchange is restricted or that an emergency exists and, as a result, the separate account may not reasonably dispose of its securities or fairly value its assets; or

(c) For such other periods as the Securities and Exchange Commission may designate for the protection of variable contractholders.

4.06 CONVERSION BETWEEN SERIES

Accumulation units in the separate account may be converted from one series to another. Conversions may be communicated by written election or, if permitted by the Company, by telephone. The Company will convert the amounts on the first valuation date after receipt of the written election. Conversions requested by telephone will be effective within a reasonable time in accordance with policies established by the Company.

Annuity units in the separate account may be converted from one series to another at any time. Such conversions may be elected by written notification signed by the owner and will be effective on the following annuity unit valuation date.

The minimum amount that may be converted at any time is $500. No conversion can be made if it results in a series having a value after conversion of less than $500.

4.07 MINIMUM BENEFITS

The value of a paid-up annuity, cash surrender, or settlement on death under this contract will not be less than the minimum required by the state laws where the contract is delivered.

SF-135-R2V-8

ARTICLE 5 SETTLEMENT

5.01 SETTLEMENT OF THE OWNER'S ACCOUNT

Settlement of the owner's account means any of the following:

(a) The start of annuity income payments to the annuitant.

(b) The issuance of a supplementary contract to the beneficiary for payment of annuity income.

(c) A payment of the cash value in a lump sum.

The amount applied under an annuity income option is the account value. The first payment under any annuity income option will be made on the annuity date. Proof of age is required before payments start under any of the first four options listed in Article 7.

5.02 NORMAL FORM OF SETTLEMENT

The owner must be living on the date annuity payments are to begin. Unless another choice is made, the Company will pay the annuitant a series of payments in the form of a life annuity with 120 monthly payments certain, the second option in Article 7. These payments will begin on the normal annuity date.

5.03 OPTIONAL ANNUITY DATE AND OPTIONAL SETTLEMENT

Before annuity payments begin, an optional annuity date or a different annuity income option may be elected by the owner. The optional annuity date may be the first day of any month not later than the normal annuity date. The election must be made at least 31 days before the optional annuity date. Any of the annuity income options may be elected provided that an annuity elected under Option Five in Article 7 may only be a fixed annuity. The account value on the optional annuity date will be applied.

5.04 MINIMUM AMOUNT TO PAYEE

If any annuity income payment from any separate account series is less than $50, the Company may change the payment interval so that the payment is greater than $50.

ARTICLE 6 SETTLEMENT ON DEATH
6.01 SETTLEMENT ON DEATH OF THE ANNUITANT BEFORE THE ANNUITY DATE

If the annuitant who is also the owner dies before the annuity date, settlement will be made in accordance with Section 6.02.

If the annuitant who is not the owner dies before the annuity date:

1. If the owner is a natural person, the owner will become the annuitant.

2. If the owner is not a natural person, a) the cash value will be paid in a lump sum to the owner; or b) the contract will be transferred to a natural person in accordance with the owner's written instructions. In such case, the transferee shall become the owner and the annuitant.

6.02 SETTLEMENT ON DEATH OF THE OWNER BEFORE THE ANNUITY DATE

If there are joint owners, the death of any of the owners shall be considered the death of the owner and cause the settlement under this section.

If the owner dies before the annuity date and the beneficiary is the owner's spouse, the spouse shall be deemed to be the owner and succeed to all rights under this contract.

If the owner dies before the annuity date and the beneficiary is not the spouse of the owner, the beneficiary may elect:

1. To receive annuity income under Annuity Income Options One, Two, or Five described in Article 7. Election of an annuity income option is subject to the following conditions:

a. Annuity payments must begin within one year of the owner's death;

b. The guaranteed period under Option Two or the designated period under Option Five may not be longer than the beneficiary's life expectancy under the applicable tables specified by the Internal Revenue Service; and

c. The account value as of the date of the first annuity income payment will be applied. OR

2. To receive a lump sum settlement equal to the cash value on the date the payment is made. The lump sum settlement will be equal to the larger of:

a. The purchase payments less amounts already applied to produce annuity income, and less any prior partial surrenders; or

b. The account value.

In any event, distribution under the lump sum option above must be made within 5 years of the death of the owner.

If there is more than one named beneficiary living at the time of the owner's death, each will share in the proceeds equally, unless the owner has elected otherwise.

If the owner outlives all beneficiaries, the contract proceeds will be paid to the owner's estate in a lump sum.

No beneficiary will have the right to assign, anticipate or commute any future payments under any of the options, except as provided in the election or by law.

The rights to the proceeds will pass as if the owner outlived the beneficiary if:

a. The beneficiary dies at the same time as the owner; or

b. The beneficiary dies within 15 days of the owner's death and prior to the date due proof of the owner's death is received. Due proof of death will be a certified death certificate, an attending physician's statement, a decree of a court of competent jurisdiction as to the finding of death, or such other documents as the Company may, at its option, accept.

6.03 SETTLEMENT ON DEATH OF A PAYEE AFTER THE ANNUITY DATE

Upon the death of a payee, any remaining payments certain under Options Two, Three or Five in Article 7 will be paid to the named beneficiary.

If no beneficiary is alive at the payee's death, the payee's estate will receive a lump sum payment. This lump sum will be the present value of the remaining payments certain at the payee's death.

If, as the result of a payee's death, variable life annuity payments are being continued to a beneficiary, that beneficiary may elect at any time to receive in a lump sum the present value of the remaining number of payments certain.

All present values will be computed on the basis of the interest rates used to compute the benefit.

SF-135-R2V-10

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ARTICLE 7 ANNUITY INCOME

7.01 ANNUITY INCOME OPTIONS

Except as may be limited by Articles 5 and 6, the account value can be applied to these annuity income options.

a. Option One-Life Annuity

A series of annuity income payments made monthly during the payee's life. The payments will stop with the last payment due before the death of the payee. No further payments will be made after the death of the payee.

b. Option Two-Life Annuity with 120, 180 and 240 Monthly Payments Certain

A series of annuity income payments made monthly for the guaranteed period elected and thereafter during the payee's life. The guaranteed period may be 120, 180 and 240 months. If the payee dies before the end of the guaranteed period, payments for the remainder of the guaranteed period will be paid to the beneficiary.

C. Option Three-Installment Refund Life Annuity

A series of annuity income payments made monthly during the payee's life. If the payee dies before receiving the "minimum number" of payments, payments will continue to the beneficiary. The "minimum number" of payments is equal to the amount applied under this option divided by the first monthly payment. Any payments made after the death of the payee will stop when the Company has paid out a total number of payments equal to the "minimum number" of payments.

d. Option Four-Joint and Full to Survivor Annuity

A series of annuity income payments made monthly during the lifetime of both of two payees. If one of the payees dies, the payments will continue to the other. The payments will end with the last payment due before the death of the remaining payee.

e. Option Five-Designated Period Annuity-Fixed Dollar Only

A series of fixed annuity income payments made monthly for a period of years. Any number of years from 5 through 30 may be chosen. Payments will be made to the payee or beneficiary even if the payee dies. Payments will stop at the end of the period selected.

f. Other options may be available as agreed to by the Company.

7.02 ALTERNATE ANNUITY INCOME RATES

If settlement is made under any annuity income option, payment will be based on the larger of the following:

(a) The Company's current annuity settlement option rates applicable to this contract.

(b) The annuity purchase rates shown in Article 9.

7.03 ALTERNATE ASSUMED INVESTMENT RETURNS

If allowed by the laws of the state in which this contract is issued, the owner may elect variable annuity benefits determined on an assumed investment return of 3.50%, 5%, Or 6%, in lieu of the 4.25% return assumed in the contract.

ARTICLE 8 METHOD OF CALCULATING ANNUITY INCOME PAYMENTS

8.01   DETERMINATION OF MONTHLY GUARANTEED MINIMUM FIXED DOLLAR
       ANNUITY PAYMENTS

The payment amounts shown in Tables 1 and 2 in Article 9 will be used to determine the monthly payments under a fixed payment option. The tables show the dollar amount of the monthly payments that can be purchased with each $1,000 of the general account's annuity value, after deduction of any applicable premium taxes. Amounts shown use the 1983 Table "a" Individual Annuity Mortality Table modified, with an interest rate of 3% per year.

8.02   DETERMINATION OF MONTHLY VARIABLE ANNUITY PAYMENTS FOR THE FIRST YEAR

Variable annuity payments will be determined on the last valuation date of the second calendar week preceding the annuity date, and will remain the same for one year from that date. Amounts may vary each year thereafter.

The age of payees born after 1915 must be adjusted using the following Table. Adjusted ages for payees born after 1995 are available from the Company. The payee's actual age will be based on the birthday nearest the time the first payment is due.

Calendar Year
  of Birth                                 Adjusted Age
1915 or Prior........................       Actual Age

1916-1935............................   Actual Age Minus 1

1936-1955............................   Actual Age Minus 2

1956-1975............................   Actual Age Minus 3

1976-1995............................   Actual Age Minus 4

THESE ADJUSTMENTS APPLY ONLY TO TABLES 3 AND 4 SHOWN ON THE NEXT PAGES. THESE AGE ADJUSTMENTS DO NOT APPLY TO ANY OTHER ANNUITY INCOME RATES UNLESS SO SPECIFIED BY THE COMPANY.

Tables 3 and 4 show the factors used to determine variable annuity income payments based on a 4.25% assumed investment return. They are based on the Modified Select Security First Annuity Mortality Table projected to the year 2000 on projection scale C (modified) and 4.25% interest, reduced for the first 10 years of any period certain by 1%.

The monthly payment for the first year is determined by:

(a)    dividing the separate account annuity value by $1,000.

(b) multiplying the result from (a) by the annuity premium rate shown in column 1 of Table 3 or 4 for the option elected for the adjusted age of the payee, and

(c) multiplying the result of (b) by the monthly payment factor in column 2 of Table 3 or 4.

If there are values in more than one separate account series, the Company will determine the monthly payment for each series as described above.

8.03   NUMBER OF ANNUITY UNITS

The number of annuity units for any series is determined by dividing the first year monthly payment by the separate account annuity unit value for that series for the valuation period that includes the settlement date. The number of annuity units thus determined will not change unless the owner transfers annuity units from one separate account to another. Such annuity units transferred will be based on the same assumed investment return.

8.04 DETERMINATION OF MONTHLY VARIABLE ANNUITY PAYMENTS FOR THE SECOND AND SUBSEQUENT YEARS

The amounts of the second and subsequent years monthly variable annuity payments are not predetermined, and may change from year to year, based on the variations in the annuity unit value. The annuity unit value varies with the variations of net investment results above and below the assumed investment return.

SF-135-R2V-12

As of each anniversary of the settlement date, the Company will determine the amount of monthly payments for each series for the year then beginning. This will be determined by multiplying the number of separate account annuity units for that series by the annuity unit value for the same series for the valuation period in which the first payment for that year is due.

The Company guarantees that the amount of each variable annuity payment will not be affected by variations in the mortality experience of payees nor by expenses incurred by the Company in the administration of such benefits.

8.05 SEPARATE ACCOUNT ANNUITY UNIT VALUES

The separate account annuity unit value for each series was originally established at $5. This value for any subsequent valuation period is determined for each series by:

(a) multiplying the annuity unit value of the series for the immediately preceding valuation period by

(b) the annuity change factor for the second preceding valuation period.

The annuity change factor for any valuation period is determined for each series by dividing:

(a) the accumulation unit value at the end of the valuation period by

(b) the accumulation unit value at the end of the previous valuation period, and multiplying the result by

(c) the interest neutralization factor.

For a weekly valuation period and a 4.25% assumed investment return, the interest neutralization factor is 0.9991999.

                                    ARTICLE 9
                             ANNUITY PURCHASE RATES

                GUARANTEED DOLLAR AMOUNT OF MONTHLY PAYMENT THAT
                      IS PURCHASED WITH EACH $1,000 APPLIED

    Table 1              LIFE ANNUITIES -- Fixed Dollar

---------------------------------------------------------------------------------------------------------------------------------
                                             SINGLE LIFE ANNUITIES                                    JOINT AND FULL TO SURVIVOR
---------------------------------------------------------------------------------------------------------------------------------
                     No              120              180              240
                   Period           Months           Months           Months          Installment        Both            Monthly
    Age            Certain          Certain          Certain          Certain          Refund             Age            Payment
---------------------------------------------------------------------------------------------------------------------------------
     60            $   5.00         $   4.90         $   4.77         $   4.58         $   4.67            60            $   4.26
     61                5.13             5.02             4.87             4.65             4.77            61                4.34
     62                5.26             5.13             4.96             4.72             4.87            62                4.44
     63                5.41             5.26             5.06             4.79             4.97            63                4.53
     64                5.56             5.39             5.16             4.85             5.08            64                4.64
     65                5.73             5.52             5.26             4.92             5.20            65                4.75

     66                5.90             5.67             5.37             4.98             5.32            66                4.86
     67                6.09             5.81             5.48             5.04             5.45            67                4.99
     68                6.29             5.97             5.58             5.10             5.59            68                5.12
     69                6.50             6.13             5.69             5.15             5.73            69                5.27
     70                6.74             6.30             5.79             5.20             5.89            70                5.42

     71                6.98             6.47             5.90             5.25             6.05            71                5.59
     72                7.25             6.65             6.00             5.29             6.22            72                5.76
     73                7.54             6.83             6.09             5.33             6.40            73                5.95
     74                7.85             7.02             6.19             5.36             6.59            74                6.15
     75                8.18             7.20             6.27             5.39             6.79            75                6.37
---------------------------------------------------------------------------------------------------------------------------------

Any payee who is over age 85 at the date annuity payments are due will be considered as actual age 85 on that date. Monthly payments for ages not shown will be furnished by the Company on request.


Table 2

---------------------------------------------------------------------------------------------------------
                   DESIGNATED PERIOD ANNUITIES -- Fixed Dollar
---------------------------------------------------------------------------------------------------------
   Years of      Amount of            Years of         Amount of          Years of        Amount of
   Payments    Monthly Payment        Payments       Monthly Payment      Payments      Monthly Payment
---------------------------------------------------------------------------------------------------------
      5            $17.91                14            $ 7.26                23            $ 4.99
      6             15.14                15              6.87                24              4.84
      7             13.16                16              6.53                25              4.71
      8             11.68                17              6.23                26              4.59
      9             10.53                18              5.96                27              4.47
     10              9.61                19              5.73                28              4.37
     11              8.86                20              5.51                29              4.27
     12              8.24                21              5.32                30              4.18
     13              7.71                22              5.15
---------------------------------------------------------------------------------------------------------


SF-135-R2V-14

       ANNUITY PREMIUM RATES PER $ 1,000 OF VALUE APPLIED (Column (1) AND
                      MONTHLY PAYMENT FACTORS (Column (2))

    Table 3              SINGLE LIFE ANNUITIES-VARIABLE

-------------------------------------------------------------------------------------------------------------------------------
                                                          MONTHLY PAYMENTS CERTAIN
-------------------------------------------------------------------------------------------------------------------------------
Adjusted               None                           120                          180                            240
Age of
Payee           (1)            (2)            (1)            (2)            (1)            (2)            (1)             (2)
-------------------------------------------------------------------------------------------------------------------------------
    60         62.596         .08946         61.992         .08713         60.305         .08611         58.126         .08539
    61         63.710         .08975         63.123         .08723         61.294         .08614         58.873         .08538
    62         64.922         .09003         64.340         .08730         62.333         .08614         59.628         .08535
    63         66.252         .09028         65.653         .08736         63.424         .08613         60.387         .08532
    64         67.715         .09049         67.068         .08739         64.564         .08611         61.142         .08527

    65         69.298         .09072         68.578         .08741         65.743         .08607         61.884         .08523
    66         71.005         .09101         70.199         .08742         66.959         .08603         62.606         .08518
    67         72.817         .09137         71.905         .08744         68.191         .08599         63.294         .08513
    68         74.732         .09180         73.692         .08747         69.430         .08595         63.941         .08508
    69         76.751         .09231         75,557         .08751         70.665         .08590         64.539         .08503

    70         78.880         .09290         77.496         .08755         71.886         .08586         65.082         .08499
    71         81.010         .09372         79.469         .08763         73.069         .08583         65.563         .08495
    72         83.231         .09465         81.498         .08770         74.214         .08579         65.984         .08491
    73         85.539         .09570         83.575         .08777         75.309         .08574         66.347         .08487
    74         87.982         .09683         85.701         .08781         76.345         .08568         66.657         .08483

    75         90.293         .09833         87.805         .08788         77.293         .08563         66.912         .08480
-------------------------------------------------------------------------------------------------------------------------------


  Table 4             JOINT AND FULL TO SURVIVOR-VARIABLE

--------------------------------------------------------------------------------
                Adjusted                        NO PAYMENTS CERTAIN
                 Age of
               Both Payees                 (1)                         (2)
--------------------------------------------------------------------------------
                   60                     57.810                     .08526
                   61                     58.742                     .08535
                   62                     59.741                     .08545
                   63                     60.817                     .08554
                   64                     61.976                     .08564

                   65                     63.220                     .08575
                   66                     64.548                     .08594
                   67                     65.961                     .08616
                   68                     67.460                     .08643
                   69                     69.049                     .08674

                   70                     70.732                     .08711
                   71                     72.468                     .08758
                   72                     74.294                     .08813
                   73                     76.208                     .08875
                   74                     78.229                     .08943
                   75                     80.243                     .09032

Any Payee who over age 85 at the date annuity payments are due will be considered as actual age 85 on that date.

Factors for adjusted ages not shown will be furnished by the Company on request.

                             [SECURITY FIRST LOGO]
                                 LIFE INSURANCE
                                     COMPANY


                     WAIVER OF SURRENDER CHARGE ENDORSEMENT


This endorsement is attached to and made a part of Policy Form SF-135R2V.

The Contract is amended as follows:

l. Section 3.09, Cash Value, is amended by deleting the last sentence of the Section and inserting the following:

"The percentage is 100% for all purchase payments."

2. Section 3.10, Free Withdrawal Amount, is deleted in its entirety.

Any Section(s) referencing Sections 3.09 and 3.10 are also amended as described above.


/s/ RICHARD C. PEARSON
----------------------
Richard C. Pearson
President




SF-1554

                                     ANNUITY

                                    CONTRACT



                        Flexible Payment Deferred Annuity

                      Providing Fixed and Variable Benefits

                          10-Year Certain Life Annuity

                          Starting on the Annuity Date

                                Non-Participating

                                  No Dividends



                             [SECURITY FIRST LOGO]
                                 LIFE INSURANCE
                                    COMPANY



                                 SECURITY FIRST
                             LIFE INSURANCE COMPANY
                          1300 Delaware Trust Building
                                 P.O. Box 25130
                           Wilmington, Delaware 19899

[SECURITY FIRST LIFE INSURANCE COMPANY LOGO]



                              DEATH BENEFIT RIDER


Effective as of the Contract Date of this Contract, Section 6.02 is amended to read as follows:

6.02  SETTLEMENT ON DEATH OF THE OWNER BEFORE THE ANNUITY DATE

If there are joint owners, the death of any of the owners shall be considered the death of the owner and cause settlement under this section.

Except as otherwise provided below, upon the death of the owner prior to the annuity date the Company will pay a death benefit to the beneficiary as settlement of the Contract. If the owner (or the oldest of the joint owners) is age 75 or younger on the contract date, the death benefit shall equal the greater of:

a. The amount of purchase payments received under the contract, reduced by amounts already applied to produce annuity income payments or for any prior partial surrenders; or

b.  The account value at the time of settlement.

If the owner (or the oldest of any joint owners) is age 76 or older on the contract date, the death benefit shall equal the account value at the time of settlement.

The beneficiary may elect to receive the death benefit as either:

a.  Annuity income under Annuity Income Options One, Two, or Five described in
Article 7, provided that an election of an annuity income option is subject to the following conditions: (1) annuity payments must begin within one year of the date of death of the owner; (2) the guaranteed period under Option Two or the designated period under Option Five may not be longer than the beneficiary's life expectancy under the applicable tables specified by the Internal Revenue Service; and (3) the account value as of the date of the first annuity income payment will be used to determine the amount of the death benefit to be applied; or

b. A lump sum payment, provided that this payment shall be made within five (5) years of the date of death of the owner.

If the sole beneficiary is the spouse of the owner, the spouse may elect prior to settlement to succeed to all rights of the owner under this contract.

If there is more than one beneficiary living at the time of the owner's death, each will share in the proceeds of the death benefit equally, unless the owner has elected otherwise. If the owner outlives all beneficiaries, the death benefit will be paid to the owner's estate in a lump sum. No beneficiary shall have the right to assign, anticipate or commute any future payments under any of the options, except as provided in the election or by law.

Rights to the death benefit will pass as if the owner outlived the beneficiary if:

a.  The beneficiary dies at the same time as the owner; or
b. The beneficiary dies within 15 days of the owner's death and prior to the date due proof of the owner's death is received.

Due proof of death will be a certified death certificate, an attending physician's statement, a decree of a court of competent jurisdiction as to the finding of death, or such other documents as the Company may, at its option, accept.


/s/ RICHARD C. PEARSON

Richard C. Pearson
President